                                                                   Exhibit 10.39

Note: An asterisk (*) indicates that material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately.

                         CARBON PITCH SUPPLY AGREEMENT

   TENNESSEE, BADIN, BECANCOUR, EASTALCO, LAKE CHARLES, MASSENA EAST, MASSENA
                  WEST, MT. HOLLY, ROCKDALE, WARRICK, WENATCHEE

     THIS AGREEMENT is made and entered into as of the 1st day of January, 2003, by and between ALCOA INC. ("Alcoa"), a Pennsylvania Corporation, Alumax of South Carolina, Inc. ("Alumax"), a Delaware Corporation, Eastalco Aluminum Company ("Eastalco Aluminum"), a Delaware Corporation, Reynolds Metals Company ("RMC"), a Delaware Corporation and Aluminerie de Becancour, Inc. ("ABI"), a Quebec, Canada Corporation, the last four corporations being direct or indirect subsidiaries of Alcoa Inc. (hereinafter each corporation, individually referred to as "BUYER" or collectively referred to as "BUYERS") and KOPPERS INC., a Pennsylvania Corporation (hereinafter called "SELLER").

     WHEREAS, Alcoa Inc. owns the plants located at Alcoa, Tennessee (hereinafter "Tennessee"), Badin, North Carolina (hereinafter "Badin"), Massena, New York (hereinafter "Massena West" located at Park Avenue East, Massena, NY), Rockdale, Texas (hereinafter "Rockdale"), Warrick, Indiana (hereinafter "Warrick") and Wenatchee, Washington (hereinafter "Wenatchee");

     WHEREAS, Alumax has a majority interest in the plant located at Mt. Holly, South Carolina (hereinafter "Mt. Holly");

     WHEREAS, Eastalco Aluminum has a majority interest in the plant located at Eastalco, Maryland (hereinafter "Eastalco");

     WHEREAS, RMC owns those plants located at Massena, New York (hereinafter "Massena East" located at South Grass River Road, Massena, NY) and Lake Charles, Louisiana (hereinafter "Lake Charles");

     WHEREAS, ABI owns the plant located at Becancour, Quebec (hereinafter "Becancour");

     WHEREAS, each of the above mentioned plants are hereinafter individually referred to as "BUYER'S Plant" or collectively referred to as "BUYERS' Plants" and

     WHEREAS, BUYER and SELLER agree that it would be mutually beneficial to enter into this Agreement which sets forth the terms and conditions pursuant to which SELLER shall manufacture and sell to each BUYER and each BUYER shall purchase from SELLER the quantity of pitch set forth herein for each of BUYER'S Plant(s).

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.  Definition.
---------   ----------

     As used herein "metric ton" or "mt" shall mean 2204.6 pounds.

     As used herein "pitch" shall mean binder pitch used in anodes for the production of aluminum.

Section 2.  Term.
---------   ----

     (a) This Agreement shall be for an initial term of * months beginning January 1, 2003 and ending *, and shall continue for additional terms of * years each thereafter, provided that either party may terminate this Agreement at the end of the initial term or any additional * year term by giving not less than * months prior written notice to the other party.

     (b) Alcoa and SELLER agree that the Pitch Supply Agreement between Alcoa and SELLER dated January 1, 1998 and ending December 31, 2004 is hereby terminated as of December 31, 2002.

     (c) Alumax and SELLER agree that the Pitch Supply Agreement between SELLER and Alumax, dated July 1, 1999 and ending December 31, 2004 is hereby terminated as of December 31, 2002.

     (d) Eastalco Aluminum and SELLER agree that the Pitch Supply Agreement between SELLER and Eastalco Aluminum, dated July 1, 1999 and ending December 31, 2004 is hereby terminated as of December 31, 2002.

     (e) RMC and SELLER agree that the Carbon Pitch Agreement between SELLER and RMC, dated January 1, 1997 and ending May 31, 2003,is hereby terminated as of December 31, 2002.

     (f) ABI and SELLER agree that the Pitch Supply Agreement between SELLER and ABI, dated January 1, 2001 and ending December 31, 2002 is hereby terminated as of December 31, 2002.

Section 3.  Quantity.
---------   --------

     (a) Subject to the terms of this Agreement, SELLER agrees to manufacture and sell to each BUYER and each BUYER agrees to purchase from SELLER during the term of this Agreement the actual total pitch requirements for said BUYER'S Plant(s); provided, however, that with respect to the Becancour Plant and during the calendar year 2003 only, SELLER AND ABI agree that the quantity to be purchased is a minimum of * of the Becancour Plant's actual total pitch requirements.

     (b) Commencing with the three (3) month period beginning January 1, 2003, and continuing for each subsequent three (3) month period thereafter during the term of this Agreement, each BUYER shall, not less than thirty (30) days prior to each three month period, provide written notice to SELLER of the estimated quantity of pitch each BUYER has elected to purchase during such three (3) month period. No later than October 1 of each year during the term of this Agreement, each BUYER shall deliver to SELLER an estimate of the next succeeding calendar year pitch requirements for each of BUYER'S Plant(s) (the "Estimated Annual Requirement").

     (c) Additional quantities of pitch may be purchased by each BUYER for use at other plant locations owned by said BUYERS, on terms mutually agreed to by SELLER and the applicable BUYER.

     (d)  *

     (e) In the event that any BUYER intends to implement inert anode technology at any of BUYERS' Plants during the term of this Agreement, said BUYER shall give not less than twelve (12) months prior written notice to SELLER, and said BUYER and SELLER hereby agree to negotiate a mutually acceptable modification of this Agreement with respect to said BUYER'S Plant(s) in which the inert anode technology is installed.

Section 4.  Delivery.
---------   --------

     (a) Pitch delivered hereunder will be loaded by SELLER in either rail cars or trucks as arranged by SELLER and as mutually agreed to with each BUYER for each of BUYER'S Plant(s). Title to and risk of loss of the pitch shall pass to BUYER upon its delivery into such rail cars or trucks for the pitch delivered FOB SELLER'S Plant as set forth on Attachment "C". Title to and risk of loss of the pitch shall pass to BUYER upon its delivery to BUYER'S Plant for the pitch delivered FOB BUYER'S Plant and DDU as set forth on Attachment "C". SELLER shall exercise reasonable care in inspecting each rail car or truck prior to commencement of loading and shall refuse to accept for loading any rail car or truck which is not suitable, in its reasonable judgment, for the receipt, transportation or unloading of pitch. SELLER and BUYERS shall comply with all federal, state and local transportation laws, regulations and ordinances including, but not limited to, applicable federal regulations for the transportation of hazardous materials.

     (b) The weight of pitch contained in each rail car or truck shall be initially determined by SELLER using SELLER'S scales, or by SELLER arranging for the rail or truck carrier to weigh each car or truck. BUYERS shall be entitled to observe the loading and weighing procedure upon request of BUYERS. SELLER shall promptly send a written report to each BUYER indicating the weight of the pitch in each rail car or truck shipped to said BUYER. Each BUYER shall have the right to weigh the pitch upon receipt by said BUYER, and said BUYER shall promptly notify SELLER of any difference in the weight of the pitch as determined by SELLER or the rail or truck carrier. In the event of any discrepancy, said BUYER and SELLER shall promptly resolve any differences in the weight of the pitch.

Section 5.  Specifications.
---------   --------------

     (a) All pitch delivered hereunder which is manufactured at SELLER'S tar distillation plants shall be SELLER'S * pitch unless otherwise defined per the specifications. SELLER warrants to each applicable Buyer that the pitch to be sold by SELLER to said BUYER hereunder shall be of the quality that will meet the specifications set forth in Attachment "A" hereof, which also shows the method of testing which SELLER shall use (or some other method which is mutually agreed to by the applicable BUYER and SELLER) for that particular plant. SELLER warrants to the applicable BUYER that it will convey good title to the pitch delivered to said BUYER pursuant to this Agreement, and that said pitch shall be delivered free from any lawful security interest, lien or encumbrance.

     (b) SELLER shall provide the applicable BUYER with a written chemical analysis of each shipment of pitch to said BUYER prior to said BUYER'S receipt and unloading of the pitch. The applicable BUYER shall not be obligated to unload any shipment of pitch until such written chemical analysis is received by said BUYER. Demurrage resulting from failure of the written chemical analysis to arrive prior to the arrival of the pitch shall be for the account of SELLER. SELLER shall retain for thirty (30) days a sample of pitch from each shipment made by SELLER to the applicable BUYER. In case of disagreement between SELLER and a BUYER with regard to the chemical analysis of the pitch, the retained sample shall be analyzed by an independent laboratory selected by the SELLER and said BUYER and the findings of such laboratory shall be final. The expense of the analysis by such laboratory shall be shared equally by SELLER and the applicable BUYER.

     (c) Each BUYER shall have the right, subject to ninety (90) days prior written notice to SELLER, to change the specifications for the pitch under this
Section 5. SELLER shall have the right, subject to ninety (90) days prior written notice to the applicable BUYER and said BUYER'S prior approval, to change the specifications for the pitch under this Section 5.

     (d) If the pitch to be supplied to a BUYER does not meet the specifications set forth in Attachment "A" or as modified pursuant to Section 5(c) of this Agreement for any period of thirty (30) days or if SELLER gives notice to a BUYER in good faith and for reasonable cause of an inability to meet the specifications, then the portion of this Agreement applicable to said BUYER may be terminated by said BUYER upon thirty (30) days prior written notice to SELLER or by SELLER if SELLER is unable to meet the specifications as changed by said BUYER pursuant to Section 5(c) of this Agreement upon thirty (30) days' prior written notice to said BUYER but in each case, only as applicable to said BUYER.

     (e) Should changes in commercially available domestic crude tars and imported pitches occur such that SELLER cannot meet the specifications, SELLER and the applicable BUYER shall, during a period of ninety (90) days from the date of a notice sent by SELLER to said BUYER notifying said BUYER of such changes, agree on a revised specification, provided that if said BUYER and SELLER cannot so agree at any time during such ninety (90) day period, then either BUYER or SELLER may terminate this Agreement but only as applicable to said BUYER upon sixty (60) days prior written notice to SELLER to be given no later than ninety (90) days after the end of the above ninety (90) day period.

     (f) SELLER makes no warranties in regard to any pitch sold hereunder except for the warranties set forth in Section 5 (a) hereof. THE FOREGOING WARRANTIES ARE EXPRESSLY IN LIEU OF ANY OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Section 6.  Pitch Price.
---------   -----------

     (a)  *

     (b)  *

     (c)  *

     (1)   *

     (2)   *

     (3)   *

     (d)   *

           (1)   *

           (2)   *

           (3)   *

           (4)   *

           (5)   *

     (e)   *

     (f)   *

     (g)   *

     (h)   *

     (i)   *

Section 7.  Competitive Offers.
---------   ------------------

     If, on or after January 1, 2003, any BUYER receives a bona fide offer:

          (a)  for delivery at all of BUYERS' Plants covered by this Agreement;

          (b) in a quantity equal to 100% of the annual requirements of all BUYERS' Plants covered by this Agreement for the subsequent year;

          (c) for less than the price then applicable to the total sales of pitch from SELLER to BUYERS hereunder; and

          (d) meeting the specifications set forth in Attachment "A"; then BUYERS may give SELLER a notice ("BUYERS' Notice") in writing specifying details of the substitute pitch and attaching a verified copy of the third party's written offer (which offer shall include, without limitation, the identity of the supplier of the substitute pitch and the price, quantity, period and all other material terms of such offer) unless such third party offer was made with the condition that it not be disclosed to another party.

     SELLER shall have the right to verify, without limitation, the identity of the supplier of the substitute pitch and the price, quantity, period and all other material terms of such offer through an independent certified public accountant to be mutually agreed upon by the SELLER and BUYERS. The independent certified public accountant shall provide to SELLER a report certifying that the BUYERS' Notice is an accurate description of the above terms contained in the offer from the supplier of the substitute pitch. All costs and expenses for such verification, including fees of the independent certified public accountant shall be for the SELLER'S account unless the report of the certified public accountant shows that the BUYERS' Notice does not accurately describe the competitive terms.

     If the BUYERS give the SELLER a BUYERS' Notice, the SELLER may by notice to the BUYERS ("SELLER'S Notice") agree to reduce the price of its pitch by the difference between the total sales price offered by the third party and the total sales price otherwise applicable to sales of pitch from SELLER to BUYERS hereunder, such price reduction to be in effect for the term of the competitive offer.

     If SELLER does not give a SELLER'S Notice within thirty (30) days of its receipt of a BUYERS' Notice, the BUYERS may accept deliveries of substitute pitch from that third party on the terms of the third party's above mentioned offer.

     BUYERS may not give a BUYERS' Notice to SELLER for a calendar year (1) in which SELLER is already meeting a competitive offer with respect to any of BUYER'S Plants or (2) in which SELLER has chosen not to give SELLER'S Notice to BUYER and BUYER has accepted deliveries of substitute pitch from third parties for BUYER'S Plants under this Section 7.

Section 8.  Payment.
--------    -------

     SELLER shall invoice each BUYER for the pitch shipped to said BUYER'S Plant(s) for the previous month on the first working day of the month. Payment shall be made by said BUYER, without discount, by wire transfer, or other method determined by mutual agreement of said BUYER and SELLER, in lawful money of the United States within * days from the date of SELLER'S invoice.

Section 9.  Force Majeure.
---------   -------------

     (a) If the performance of this Agreement by SELLER or a BUYER is delayed, interrupted or prevented by Acts of God, labor disputes, strikes, fires, accidents, floods, storms, earthquakes, hurricanes, tornadoes, or other severe weather or climatic conditions, blockade, insurrection, riot, fire, wreck, washout, explosion, wars, government acts or requirements, embargoes, governmental laws, orders, or regulations, compliance with governmental laws and regulations or by any other cause which is beyond the reasonable control of either said BUYER or SELLER, said BUYER or SELLER shall be excused from the performance of this Agreement while and to the extent that such BUYER or SELLER is delayed, interrupted or prevented from so performing by one or more such causes and the performance of this Agreement shall be resumed as soon as practicable after such disability is removed; provided, however, that neither SELLER nor a BUYER is required to settle any strikes or labor disputes under this Agreement. The BUYER OR SELLER invoking this Section 9 shall give notice to the other within ten (10) days after the occurrence of a cause of the nature described in the immediately preceding sentence, stating, insofar as known, the probable extent to which it will be unable to perform or be delayed in performing its obligations hereunder. The BUYER or SELLER giving the notice pursuant to the preceding sentence shall exercise due diligence to eliminate or remedy any cause delaying or interrupting its performance under this Agreement and shall notify the other when the disability is removed. The term of this Agreement may be extended to the extent that a BUYER or SELLER has invoked this Section only if the said BUYER and SELLER hereto agree in writing. If either a BUYER or SELLER invokes this paragraph and said BUYER and SELLER do not extend the term of this Agreement, the quantity of pitch referred to in
Section 3 above shall be reduced by the amount excused pursuant to the provisions of this Section 9 during the period when the performance of said BUYER or SELLER is delayed, interrupted or prevented.

     (b) In the event that SELLER'S ability to comply with its obligations hereunder is subject to an event of Force Majeure as provided for in Section 9 hereof, SELLER, except as otherwise limited by applicable law or contract, shall allocate the pitch available among all of its customers with multi-year contracts, including BUYERS, in proportion of the amounts under such multi-year contracts with all such customers at the time or occurrence of such an event of Force Majeure. In the event that a BUYER is subject to a Force Majeure event that results in a curtailment of a smelter operation at a BUYER'S Plant(s), it is agreed that shipments hereunder shall not be reduced by a greater percentage than the percentage of reduction of said BUYER'S production.

Section 10. Maximum Liability.
----------  -----------------

     SELLER'S maximum liability to any BUYER, due to the failure of the pitch to meet the specifications set forth in Attachment "A" hereof shall be, at the applicable BUYER'S option, either to refund to said BUYER the purchase price paid by said BUYER for the non-conforming pitch and the transportation costs incurred by said BUYER in transporting the pitch to BUYER'S Plant (or at said BUYER'S request, credit to said BUYER'S account, the amount of said purchase price and the transportation costs incurred by said BUYER in transporting the pitch to said BUYER'S Plant(s)), or to replace the nonconforming pitch with conforming pitch F.O.B. the said BUYER'S Plant, and in either case to reimburse said BUYER for any demurrage costs incurred by said BUYER and any costs incurred by said BUYER in connection with the removal and return to SELLER or disposition of the nonconforming pitch. As a condition of any such refund or replacement, said BUYER shall give SELLER a written notice of a claim within one hundred and eighty (180) days of receipt of the pitch by said BUYER and shall return to SELLER upon SELLER'S request, the nonconforming pitch which is the subject of the refund or replacement. If SELLER requests return or other disposition of the nonconforming pitch, all costs incurred by said BUYER in connection with such return or disposition shall be for SELLER'S account. In no event shall SELLER be liable to any BUYER or shall any BUYER be liable to SELLER for consequential or incidental damages.

Section 11. Taxes.
----------  -----

     (a) SELLER will bear and pay all applicable taxes of the United States and Canada, including any political subdivision of any of them, if the tax is based on or measured by gross receipts or net income, or payment of which is required to maintain a legal existence or a general right to transact business within the taxing jurisdiction.

     (b) SELLER will withhold all required taxes and contributions of the United States and Canada, including any political subdivision of any of them which is measured by wages, salaries or other remuneration of its employees as required by the United States Internal Revenue Code, the United States Federal Insurance Contribution Act, the United

States Federal Unemployment Act, and any laws of Canada, including any political subdivision of any of them which require withholding of any income or employment taxes as measured by wages, salaries or other remuneration. SELLER will deposit, or cause to be deposited, in a timely manner with the appropriate taxing authorities all amounts required to be withheld.

     (c) Each BUYER agrees to pay all value added tax and sales and use tax (including any gross receipts tax imposed similar to a sales and use tax) imposed by the United States or Canada, including any political subdivision of any of them with respect to pitch provided under this Agreement. If SELLER is required to collect such tax on behalf of any such taxing jurisdiction, SELLER shall provide to the applicable BUYER invoices, which separately state and clearly indicate the amount of tax and which otherwise satisfy the information requirements imposed by the applicable revenue authority as a precondition to the recovery of the particular tax by way of input tax credit or input tax reimbursements, and said BUYER shall remit any such tax to SELLER. SELLER shall have the responsibility of complying with all applicable United States or Canadian laws, including any political subdivisions of any of them, regarding value added tax and sales and use tax or substitutes therefore including registration, collection of taxes and the filing of returns where applicable. Notwithstanding whether SELLER must collect value added tax or sales and use tax from a BUYER, SELLER shall state on every invoice the applicable taxing jurisdiction (United States or Canada, including any political subdivision of any of them). If applicable, in lieu of payment for any sales and use tax, SELLER shall accept a properly executed exemption or direct pay certificate from a BUYER. The determination of whether an exemption or direct pay certificate will be submitted to SELLER in lieu of payment for any sales and use tax shall be made by each BUYER on a location by location basis.

     (d) Except as otherwise provided in this Section 11(c) and 11(g) of this Agreement, all other taxes, however denominated or measured, imposed upon the price or compensation under this Agreement, or upon the pitch provided hereunder, shall be the responsibility of SELLER; and, in addition, all taxes assessed by any taxing jurisdiction based on SELLER property used or consumed in the production of pitch such as and including ad valorem, use, personal property and inventory taxes shall be the responsibility of SELLER. The parties shall cooperate in good faith to minimize such tax liabilities to the extent legally permissible.

     (e) The parties will file such returns, reports or forms necessary for the payment of all taxes which each is required by law to file.

     (f) SELLER, will upon written request, submit to a BUYER written evidence of any filings or payments of all taxes, including government-furnished receipts and detailed documentation of a taxing authority concerning pitch delivered under this Agreement. Each BUYER reserves the right to contest, or cause SELLER to contest, any tax, fee or assessment, and SELLER will use its reasonable efforts in cooperating with said BUYER in any such contest.

     (g) ABI shall be, at all times hereunder, the importer of record with respect to pitch imported into Canada hereunder.

     (h) SELLER shall be, at all times hereunder, the exporter of record with respect to pitch exported from the United States hereunder and shall be responsible for all expenses and costs associated with clearing pitch for export.

     (i) SELLER agrees to provide to each BUYER a NAFTA certificate of origin with respect to shipments of pitch hereunder on an annual basis if requested by a Buyer or as otherwise required by law.

Section 12. *
----------

Section 13. Notices.
----------  -------

     All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been properly given when mailed by registered or certified mail, postage prepaid, addressed to the party to whom it was sent at the address of such party set forth below or at such other address as the party shall subsequently designate to the other by notice given in accordance with this Section 13.

     BUYERS:          Alcoa Inc.
                      Primary Metals Division
                      Riverview Tower Building
                      900 South Gay Street
                      Knoxville, TN 37902
                      Attention: Manager - Strategic Sourcing

     SELLER:          Koppers Inc.
                      1600 Koppers Building
                      436 Seventh Avenue
                      Pittsburgh, PA 15219-1800
                      Attention: Product Manager, Industrial Pitches

     WITH A COPY TO:  Koppers Inc.
                      436 Seventh Avenue
                      Pittsburgh, PA 15219-1800
                      Attention: VP and Secretary

Section 14. Assignment.
----------  ----------

     This Agreement shall inure to the benefit of and be binding upon the SELLER and BUYERS hereto, their successors and assigns, provided however that this Agreement or any rights or obligations hereunder may not be assigned by SELLER without the prior written consent of the applicable BUYER and may not be assigned by any BUYER without the prior written consent of SELLER and then only in the manner and to the extent specified in such consent, except that it is expressly agreed that should any BUYER refuse to consent to such an assignment in the event of the sale of all or substantially all of the assets of SELLER'S United States coal tar pitch production facilities, SELLER shall be relieved from all further obligations and duties to perform with respect to said BUYER.

Section 15. Waiver.
----------  ------

     The failure of any party hereto to enforce at any time any of the provisions of this Agreement or to exercise any right which is herein provided shall in no way be construed to be a waiver of such provisions nor in any way to affect the validity of this Agreement or any part thereof or the right of any party to enforce thereafter each and every such provision and to exercise each and every such right. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Nothing shall constitute, or have the effect of, a waiver except an instrument in writing signed by a duly authorized officer or representative of the party against whom such waiver is sought to be enforced which expressly, and not implied, waives a right or rights under this Agreement.

Section 16. Integration.
----------  -----------

     This Agreement covers the complete understanding of the SELLER and BUYERS hereto with respect to the subject matter hereof, and supersedes all prior representations or agreements, whether oral or written, with respect to such matters. This Agreement may not be released, discharged, abandoned, changed or modified in any manner except by an instrument in writing signed by a duly authorized officer or representative of the applicable BUYER and SELLER hereto.

Section 17. Governing Law.
----------  -------------

     This Agreement shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania, not including, however, rules relating to choice or conflict of laws.

Section 18. Headings.
----------  --------

     Section headings are for convenience of reference only and in no way shall affect the interpretation of this Agreement.

Section 19. Confidentiality.
----------  ---------------

     SELLER and BUYERS shall each hold in confidence and shall not disclose, directly or indirectly, any information relating to the manner of calculating the price for, or the actual price paid by each BUYER to SELLER, for pitch hereunder to a third party without the prior written consent of BUYERS or SELLER as the case may be during the term hereof and for a period of * after termination of this Agreement. Notwithstanding the foregoing, BUYER may disclose the foregoing information to a third party who is not a competitor of SELLER, and SELLER may disclose the foregoing information to a third party who is not a competitor of BUYERS, provided that in either case such third party shall agree in writing to hold such information in confidence. BUYERS or SELLER may disclose the foregoing information to the extent required by law to do so.

Section 20. Safety and Health Information.
----------  -----------------------------

     SELLER shall comply with all applicable laws which require it to provide warnings and safety and health information relating to pitch delivered hereunder and shall furnish BUYERS all materials safety data sheets. BUYERS shall comply with all applicable laws relating to the dissemination of such information within its work place and to its employees, agents, contractors or customers.

Section 21. Language.
----------  --------

     The parties agree that this Agreement shall be written in the English Language. Les Parties sont consententes a la redaction de ce contrat en anglais et s'en estiment satisfaites.

Section 22. Improvement.
----------  -----------

     In connection with the Carbon Pitch Agreement between RMC and SELLER relating to the Lake Charles Plant, RMC will purchase from SELLER the Improvements (as such term is defined in said Carbon Pitch Agreement) for the price of one dollar ($1.00) effective as of January 1, 2003. SELLER and RMC will execute appropriate documentation to effect this transfer.

Section 23. Precipitator Oil.
----------  ----------------

     SELLER shall receive from RMC 100% of the precipitator oil generated by RMC's Lake Charles plant, as specified below, at no cost to SELLER. SELLER shall be responsible for all freight costs associated with the transportation of said precipitator oil during the calendar year 2003, the destination of said precipitator oil to be mutually agreed by BUYER and SELLER. Notwithstanding anything above to the contrary, BUYER shall be responsible for all freight costs associated with the transportation of said precipitator oil from and after 2003, the destination of said precipitator oil to be mutually agreed by BUYER and SELLER. The precipitator oil shall have the following properties:

                              Method
Property                     of Test       Specification       Typical
----------------------      ---------      -------------       -------
Specific Gravity
38 DEG./15.5 DEG.C           AWPA A1         1.13 Min-           1.279
                                             1.30 Max

Moisture, by Volume          AWPA A1         3.0 % Max             1.0%

Distillation, % by Wt.       AWPA A1
   0-270 DEG.C.                               1.0 Max                0
   0-300 DEG.C.                               5.0 Max                0
   0-355 DEG.C.                               5.0 Max                1
   Residue                                   65.0 Min               99

     SELLER recognizes that the properties of the precipitator oil generated by RMC may change as RMC incorporates Type A or Type B blended pitch into RMC's operation at its Lake Charles Plant, and SELLER agrees to receive the precipitator oil even if the properties change.

     The volume of precipitator oil generated by RMC's Lake Charles Plant is estimated to be approximately 15,000 gallons per month. SELLER shall schedule truckload shipments of precipitator oil at reasonable intervals based upon RMC's monthly production volumes. SELLER will be responsible for removal and disposal of the precipitator oil and warrants that it will do so in a manner that is in compliance with applicable federal, state and local disposal regulations. SELLER shall protect, defend and indemnify RMC from and against any and all liabilities, claims, demands, actions and damages (including reasonable attorneys' fees) arising out of or resulting from any breach of said warranty.

     IN WITNESS WHEREOF, each BUYER hereto and SELLER have executed this Agreement by their duly authorized representative as of the day and year first above written.

WITNESS:                                ALCOA INC.


--------------------------------        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

WITNESS:                                ALUMAX OF SOUTH CAROLINA, INC.


--------------------------------        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


WITNESS:                                EASTALCO ALUMINUM COMPANY


--------------------------------        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


WITNESS:                                REYNOLDS METALS COMPANY


--------------------------------        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


WITNESS:                                ALUMINERIE de BECANCOUR, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


WITNESS:                                KOPPERS INC.


--------------------------------        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                 ATTACHMENT "A"

                                 SPECIFICATIONS

                                        *

                                 ATTACHMENT "B"

                                        *

                                 ATTACHMENT "C"

                                        *

                                 ATTACHMENT "D"

     BUYERS' Facilities                   SELLER'S Plants
     --------------------------------     ---------------

          Alcoa, Tennessee                *
          Badin, North Carolina           *
          Becancour, Quebec               *
          Eastalco, Maryland              *
          Lake Charles, Louisiana         *
          Massena East, New York          *
          Massena West, New York          *
          Mt. Holly, South Carolina       *
          Rockdale, Texas                 *
          Warrick, Indiana                *
          Wenatchee, Washington           *

     *Any modification of the above shipping plan requires the prior consent of BUYER which consent shall not be unreasonably withheld.